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Hewlett Packard Enterprise Commits $4 Billion to Accelerate the Intelligent Edge Investment will extend HPE’s leadership in large, fast-growing market for Intelligent Edge technology

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Aleanna Crane, HPE
acrane@hpe.com
+1 650 823 3066

LAS VEGAS – June 19, 2018 – Hewlett Packard Enterprise (NYSE: HPE) today announced that it plans to invest $4 billion in Intelligent Edge technologies and services over the next four years. This strategic organic investment will be focused on helping customers turn all of their data - from every edge to any cloud – into intelligence that drives seamless interactions between people and things, delivers personalized user experiences, and employs AI and machine learning to continuously adapt to changes in real time.
“Data is the new intellectual property, and companies that can distill intelligence from their data —whether in a smart hospital or an autonomous car—will be the ones to lead,” said Antonio Neri, president and chief executive officer, HPE. “HPE has been at the forefront of developing technologies and services for the Intelligent Edge, and with this investment, we are accelerating our ability to drive this growing category for the future.”
According to Gartner, by 2022, as a result of digital business projects, 75% of enterprise-generated data will be created and processed outside the traditional, centralized data center or cloud, up from less than 10% in 2018. It will be created at the edge - for example, in an oil rig, a retail store floor or a medical device. Turning that data into intelligence requires data to be analyzed at the edge, seamlessly and instantaneously, with zero tolerance for friction or latency.
“The next evolution in enterprise technology will be in edge-to-cloud architecture,” continued Neri. “Enterprises will require millions of distributed clouds that enable real-time insights and personalized experiences exactly where the action is happening.”

Today, HPE is a leader in the fast-growing market for Intelligent Edge technology
The need for Intelligent Edge capabilities is driving a very large, fast-growing market opportunity. With Aruba, a Hewlett Packard Enterprise company, HPE is already a leader in Intelligent Edge technology, including wireless LAN, campus switching, security, location-based services, edge computing, and analytics and assurance.
For example, Aruba and HPE Pointnext services are helping Gatwick Airport achieve its goal of becoming the most technologically advanced airport in the world. HPE’s Edge systems are helping Texmark create the refinery of the future which will make the manufacturing of chemicals safer and more efficient, and helping Streamr grow their marketplace for data monetization by collecting and storing data from an individual car on a blockchain, ultimately giving control of the data to the driver.
Looking forward, HPE will extend its leadership, and expand into new markets
Over the next four years, HPE will direct $4 billion to accelerate Intelligent Edge innovation.
Specifically, HPE will invest in research and development to advance and innovate new products, services and consumption models across a number of technology domains such as security, AI and machine learning, automation and edge computing.
For example, given the increasing customer demand for consumption-based service models, HPE intends to build out its portfolio of transformational advisory and professional services for the edge. HPE will also continue to advance Memory-Driven Computing, which will dramatically accelerate the speed, accuracy and efficiency of localized computing at the edge. HPE will also continue to invest in open standards and open source technologies, cultivate communities of software, AI, and network engineers, and further develop its ecosystem through new and expanded partnerships.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze and act upon data seamlessly from edge to cloud. HPE enables customers to accelerate business outcomes by driving new business models, creating new customer and employee experiences, and increasing operational efficiency today and into the future.

Forward Looking Statements
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